Exhibit 10.9

FORM OF PATENT LICENSE AGREEMENT

BY AND BETWEEN

ABBOTT LABORATORIES

AND

ABBVIE INC.

DATED AS OF [•]

THIS PATENT LICENSE AGREEMENT, dated as of [•], is by and between ABBOTT LABORATORIES, an Illinois corporation (“Abbott”), and ABBVIE INC., a Delaware corporation (“AbbVie”).

R E C I T A L S:

WHEREAS, Abbott and AbbVie have entered into that certain Separation and Distribution Agreement, dated as of [•] (the “Separation Agreement”), that, among other things, sets forth the terms and conditions pursuant to which the AbbVie Business (as defined in the Separation Agreement) is separated from the Abbott Business (as defined in the Separation Agreement) (the “Separation”);

WHEREAS, the Parties (as defined herein) have determined that certain patents will need to be used by both Parties after the Separation and therefore wish to establish license terms with respect to such patents; and

WHEREAS, Licensor (as defined herein) wishes to grant to Licensee (as defined herein), and Licensee wishes to take, a license to such patents in accordance with the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained in this Agreement (as defined herein), the Parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01                                Definitions. Any capitalized terms used herein without being defined shall have the meaning ascribed to such terms under the Separation Agreement. Reference is made to Section 7.13 regarding the interpretation of certain words and phrases used in this Agreement. In addition, for the purpose of this Agreement, the following terms shall have the meanings set forth below.

“ADR” has the meaning set forth in Section 5.01(a).

“Affiliate” (including, with a correlative meaning, “affiliated”) means, when used with respect to a specified Person, a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such specified Person. For the purpose of this definition, “control” (including with correlative meanings, “controlled by” and “under common control with”), when used with respect to any specified Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or other interests, by contract, agreement, obligation, indenture, instrument, lease, promise, arrangement, release, warranty, commitment, undertaking or otherwise. The Parties agree that, prior to, at or after the Effective Time and for purposes of this Agreement, neither AbbVie nor any of the AbbVie Subsidiaries, including the Transferred Entities, shall be deemed to be an Affiliate of Abbott or any of the Abbott Subsidiaries, and neither Abbott nor any of the Abbott Subsidiaries shall be deemed to be an Affiliate of AbbVie or any of the AbbVie Subsidiaries.

“Agreement” means this Patent License Agreement and each of the Schedules and Exhibits hereto, including the Licensed Patent Exhibits.

“Base Agreement” means this Patent License Agreement and each of the Schedules and Exhibits hereto, but not including the Licensed Patent Exhibits.

“Business Entity” means any corporation, general or limited partnership, trust, joint venture, unincorporated organization, limited liability entity or other entity.

“Change of Control” means, with respect to a Party, the occurrence after the Effective Time of any of the following: (i) the sale, conveyance or disposition, in one or a series of related transactions, of all or substantially all of the assets of such Party to a Third Party that is not an Affiliate of such Party prior to such transaction or the first of such related transactions; (ii) the consolidation, merger or other business combination of a Party with or into any other Business Entity, immediately following which the then-current stockholders of the Party, as such, fail to own in the aggregate at least Majority Voting Power of the surviving party in such consolidation, merger or business combination or of its ultimate publicly-traded parent Business Entity; (iii) a transaction or series of transactions in which any Person or “group” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) acquires Majority Voting Power of such Party (other than (a) a reincorporation or similar corporate transaction in which each of such Party’s stockholders owns, immediately thereafter, interests in the new parent company in substantially the same percentage as such stockholder owned in such Party immediately prior to such transaction, or (b) in connection with a transaction described in clause (ii), which shall be governed by such clause (ii)); or (iv) a majority of the board of directors of such Party ceasing to consist of individuals who have become directors as a result of being nominated or elected by a majority of such Party’s directors.

“Confidential Information” means all proprietary information of a Party (or its Affiliates) that relates to the Licensed Patents. Confidential Information includes all information, whether in written, oral, electronic or other tangible or intangible forms.

“Consents” means any consents, waivers or approvals from, or notification requirements to, any Third Parties.

“Controlled” means, with respect to any Licensed Patent existing prior to or at the Effective Time, that a Party or one of its Affiliates owns, whether directly or indirectly, and has the right to grant a license as provided for herein without violating the terms of any agreement or other arrangement with any Third Party.

“Dispute” has the meaning set forth in Section 5.01(a).

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated thereunder.

“Field-of-Use” means the specific field-of-use set forth in the applicable Licensed Patent Exhibit relating to the grant of rights by Licensor to Licensee under the Licensed Patents that are the subject of such Licensed Patent Exhibit.

“Force Majeure” means, with respect to a Party, an event beyond the control of such Party (or any Person acting on its behalf), which by its nature could not reasonably have been foreseen by such Party (or such Person), or, if it could reasonably have been foreseen, was unavoidable, and includes acts of God, storms, floods, riots, fires, sabotage, civil commotion or civil unrest, interference by civil or military authorities, acts of war (declared or undeclared) or armed hostilities, other national or international calamities or acts of terrorism or failures of energy sources or distribution or transportation facilities. Notwithstanding the foregoing, the receipt by a Party of an unsolicited takeover offer or other acquisition proposal, even if unforeseen or unavoidable, and such Party’s response thereto shall not be deemed an event of Force Majeure.

“Governmental Authority” means any supranational, international, national, federal, state, provincial or local court, government, department, commission, board, bureau, agency, official or other regulatory, administrative or governmental authority, including the NYSE and any similar self-regulatory body under applicable securities Laws.

“Law” means any supranational, international, national, federal, state, provincial, local or similar law (including common law), statute, code, order, ordinance, rule, regulation, treaty (including any Tax treaty), license, permit, authorization, approval, Consent, decree, injunction, binding judicial or administrative interpretation or other requirement, in each case enacted, promulgated, issued or entered by a Governmental Authority.

“Licensed Patents” means any and all of the following Controlled by Licensor or any of its Affiliates at any time during the term of this Agreement, in each case to the extent represented on a Licensed Patent Exhibit: (i) all national, regional and international patents and patent applications, including provisional patent applications; (ii) all patent applications filed either from the patents, patent applications or provisional applications in clause (i) or from an application claiming priority from any of these, including divisionals, continuations, converted provisionals, and continued prosecution applications; (iii) all patent applications filed from an invention disclosure; (iv) claims of continuation-in-part applications to the extent directed to subject matter disclosed in the applications or patents enumerated in clause (i) or (ii); (v) all patents that have issued or in the future issue from the foregoing patent applications specified in clauses (i) and (ii), including utility models, petty patents and design patents and certificates of invention; (vi) all patent term extensions or restorations by existing or future extension or restoration mechanisms, including any supplementary protection certificates and the like, as well as any revalidations, reissues, re-examinations, oppositions and the like of the foregoing patents or patent applications specified in clauses (i), (ii) and (iii); and (vii) all similar rights, including so-called pipeline protection, or any importation, revalidation, confirmation or introduction patent or registration patent or patents of addition to each of such foregoing patent applications and patents.

“Licensed Patent Exhibit” has the meaning set forth in Section 2.01.

“Licensee” means the licensee of a Licensed Patent under this Agreement, as identified on the particular Licensed Patent Exhibit, whether Abbott and/or its Affiliates, on the one hand, or AbbVie and/or its Affiliates, on the other hand.

“Licensor” means the licensor of a Licensed Patent under this Agreement as identified on the particular Licensed Patent Exhibit, whether Abbott and/or its Affiliates, on the one hand, or AbbVie and/or its Affiliates on the other hand.

“Maintained Business” has the meaning set forth in Section 3.03.

“Majority Voting Power” means a majority of the ordinary voting power in the election of directors of all the outstanding voting securities of the resulting Business Entity or of the Party, respectively.

“Notice” means any written notice, request demand or other communication specifically referencing this Agreement and given in accordance with Section 7.05.

“Party” or “Parties” means a party or the parties to this Agreement.

“Person” means any (i) individual; (ii) Business Entity; or (iii) Governmental Authority.

“Representative” has the meaning set forth in Section 4.01.

“Separation” has the meaning set forth in the Recitals.

“Separation Agreement” has the meaning set forth in the Recitals.

“Sold Business” has the meaning set forth in Section 3.03.

“Territory” means the entire world.

“Third Party” means any Person other than the Parties or any of their respective Affiliates.

“U.S.” or “United States” means the United States of America, including each of the fifty (50) states thereof, the District of Columbia, Puerto Rico, and all other territories and possessions of the United States of America.

ARTICLE II

STRUCTURE OF THE AGREEMENT

Section 2.01                                Licensed Patent Exhibits. A separate exhibit is attached to this Agreement for each Licensed Patent, or group of Licensed Patents, licensed hereunder (each, a “Licensed Patent Exhibit”). Each Licensed Patent Exhibit is part of and is incorporated into this Agreement. Subject to Section 2.02, each Licensed Patent Exhibit shall be subject to all of the terms and conditions of this Base Agreement, in addition to the specific details set forth in such Licensed Patent Exhibit.

Section 2.02                                Integration and Priority of Documents. In the event and to the extent there are any inconsistencies or conflicts between the Base Agreement and a Licensed Patent Exhibit, the terms of the particular Licensed Patent Exhibit shall govern, solely with respect to the Licensed Patents described in such Licensed Patent Exhibit, unless otherwise agreed to in writing by the Parties.

ARTICLE III

GRANT OF RIGHTS

Section 3.01                                Grant of Rights to Licensee. Subject to the terms of a particular Licensed Patent Exhibit, on a Licensed Patent Exhibit-by-Licensed Patent Exhibit basis, Licensor, on behalf of itself and its Affiliates, to the extent each such Affiliate has granting rights, hereby grants to Licensee and its Affiliates a non-exclusive, perpetual, irrevocable, fully paid and royalty free right and license to make, have made, use, sell, have sold, offer for sale, or import under the Licensed Patents in the Territory in the Field-of-Use. Notwithstanding the foregoing, solely with respect to Licensed Patent Exhibit [•], Abbott, on behalf of itself and its Affiliates, to the extent each such Affiliate has granting rights, hereby grants to AbbVie and its Affiliates an exclusive, perpetual, irrevocable, fully paid and royalty free right and license to make, have made, use, sell, have sold, offer for sale or import under the Licensed Patents in the Territory in the Field-of-Use.

Section 3.02                                Sublicense Rights. Subject to the terms of a particular Licensed Patent Exhibit, Licensee or its Affiliates may grant sublicenses under the licenses in Section 3.01 solely to (a) Third Parties conducting research and development for Licensee or its Affiliates; or (b) bona fide Third Party collaborators, co-marketers, distributors or other commercial partners of Licensee or its Affiliates; but in each case only to the extent such sublicense is (i) pursuant to a written agreement with Licensee or its Affiliates and (ii) reasonably necessary for and limited to the purpose of the research, development, collaboration, co-marketing, distribution or other similar arrangement with Licensee or its Affiliates in the applicable Field-of-Use (i.e., excluding Third Parties who have no significant relationship with Licensee or its Affiliates other than the sublicense arrangement). Licensee shall notify Licensor of each sublicense granted hereunder, and shall provide Licensor with the name and address of each sublicensee and a description of the rights granted and the territory covered by each sublicensee; provided such notice requirement does not apply to research agreements, clinical study agreements, investigator initiated studies, service agreements, manufacturing agreements, distribution agreements, promotion agreements and the like that may contain a limited express or implied sublicense to perform the research, study, services or other activities that are the subject of said agreement, subject to the confidentiality obligations set forth herein.

Section 3.03                                Sale of Business. To the extent Licensee sells, divests or otherwise transfers to a Third Party an entire product line, Affiliate, division or other business unit (“Sold Business”) in a transaction that does not constitute a Change of Control of Licensee, and (a) the activities of the Sold Business, but for the license granted under this Agreement, would infringe a claim of a Licensed Patent at the time of the sale or other transfer, and (b) Licensee maintains a business that, but for the license granted under this Agreement, would infringe such Licensed Patent at the time of such sale, divestiture or other transfer (the “Maintained Business”), then (i) Licensor hereby grants to the Third Party acquiring such Sold Business a non-exclusive license to said Licensed Patent, subject to the terms and conditions of this Agreement for the relevant Licensed Patent Exhibit, and only to the extent the activities of the Sold Business would be infringing such relevant Licensed Patent, but for the foregoing license, at the time of such sale, divestiture or other transfer. For avoidance of doubt, in such event, Licensee retains its license to said Licensed Patent for the Maintained Business under the terms and conditions of this Agreement and the relevant Licensed Patent Exhibit. Upon any such sale, divesture or other transfer involving a license grant under this Section 3.03, Licensee shall disclose in writing to Licensor the name and address of each such Third Party, subject to the confidentiality obligations set forth herein. In the event Licensee sells, divests or otherwise transfers substantially all of the business related to such Licensed Patent, or engages in a Change of Control, then the rights of the Third Party acquiring such Sold Business will be determined in accordance with Section 7.03.

Section 3.04                                Obligation with Respect to Affiliates. To the extent that any Affiliate of Licensee exercises any rights or obligations of Licensee under this Agreement, Licensee shall ensure that such Affiliate exercises such rights and obligations in a manner consistent with, and subject to the applicable provisions of, this Agreement.

Section 3.05                                Disclaimer of Representations and Warranties. EACH OF LICENSOR (ON BEHALF OF ITSELF AND EACH OF ITS AFFILIATES) AND LICENSEE (ON BEHALF OF ITSELF AND EACH OF ITS AFFILIATES) UNDERSTANDS AND AGREES THAT, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NO PARTY (ON BEHALF OF ITSELF AND EACH OF ITS AFFILIATES): (1) IS REPRESENTING OR WARRANTING TO THE OTHER PARTY OR ITS AFFILIATES IN ANY WAY (A) WITH RESPECT TO THE LICENSED PATENTS, (B) AS TO ANY APPROVALS OR NOTIFICATIONS REQUIRED IN CONNECTION WITH THE LICENSED PATENTS, (C) AS TO THE VALUE OR FREEDOM FROM ANY SECURITY INTERESTS OF, OR ANY OTHER MATTER CONCERNING, THE LICENSED PATENTS; OR (2) IS MAKING ANY OTHER REPRESENTATIONS OR GRANTING ANY WARRANTIES, EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW, BY STATUTE OR OTHERWISE, AND EACH PARTY SPECIFICALLY DISCLAIMS ANY OTHER WARRANTIES, WHETHER WRITTEN OR ORAL, OR EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF QUALITY, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR USE OR PURPOSE OR ANY WARRANTY AS TO THE VALIDITY OF ANY PATENTS OR THE NON-INFRINGEMENT OF ANY INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES. EXCEPT WITH RESPECT TO A BREACH OF ARTICLE IV, NEITHER PARTY NOR ANY OF ITS AFFILIATES SHALL BE LIABLE FOR INDIRECT, INCIDENTAL, SPECIAL, EXEMPLARY, PUNITIVE, OR CONSEQUENTIAL DAMAGES, INCLUDING LOSS OF PROFITS OR BUSINESS INTERRUPTION, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY, WHETHER IN CONTRACT, TORT, NEGLIGENCE, BREACH OF STATUTORY DUTY OR OTHERWISE IN CONNECTION WITH OR ARISING IN ANY WAY OUT OF THE TERMS OF THIS AGREEMENT, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGE.

Section 3.06                                Further Assurances.

(a)                                  Additional Actions. In addition to the actions specifically provided for elsewhere in this Agreement, each Party shall, and shall cause each of its respective Affiliates to, use commercially reasonable efforts, to take, or cause to be taken, all actions, and to do, or cause to be done, all things, necessary or advisable under applicable Laws and agreements to consummate the transactions contemplated by this Agreement; provided, however, that neither Licensor nor Licensee (nor any of their respective Affiliates) shall be obligated under this Section 3.06(a) to pay any consideration, grant any concession or incur any additional Liability to any Third Party other than ordinary and customary fees paid to a Governmental Authority.

(b)                                 Cooperation. Without limiting the foregoing, each Party shall, and shall cause each of its Affiliates to, cooperate with the other Party without any further consideration to execute and deliver, or use commercially reasonable efforts to cause to be executed and delivered, all documents in furtherance of this Agreement and to make all filings with, and to obtain all Consents of, any Governmental Authority or any other Person under any permit, license, agreement, indenture or other instrument (including any Consents), and to take all such other actions as such Party may reasonably be requested to take by the other Party from time to time, consistent with the terms of this Agreement, in order to effectuate the provisions and purposes of this Agreement and the transactions contemplated hereby.

Section 3.07                                No Other Rights. Other than the rights expressly provided or expressly granted herein, this Agreement provides no other right or license, including any rights or licenses to the Licensed Patents or any other intellectual property to the other Party or its Affiliates under this Agreement.

Section 3.08                                Rights in Bankruptcy. All Licensed Patents and licenses granted under or pursuant to this Agreement are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code or any analogous provisions in any other country or jurisdiction, licenses of rights to “intellectual property” as defined under Section 101 of the U.S. Bankruptcy Code. The Parties agree that each of them as a Licensee of such rights under this Agreement, as applicable, shall retain and may fully exercise all of their rights and elections under the U.S. Bankruptcy Code or any analogous provisions in any other country or jurisdiction. The Parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against either Party under the U.S. Bankruptcy Code or any analogous provisions in any other country or jurisdiction, the Party hereto that is not a Party to such proceeding shall be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property and all embodiments of such intellectual property, which, if not already in the non-subject Party’s possession, shall be promptly delivered to it (i) upon any such commencement of a bankruptcy proceeding upon the non-subject Party’s written request therefor, unless the Party subject to such proceeding elects to continue to perform all of its obligations under this Agreement, or (ii) if not delivered under clause (i) above, following the rejection of this Agreement by or on behalf of the Party subject to such proceeding upon written request therefor by the non-subject Party.

Section 3.09                                Prosecution, Maintenance and Enforcement of Patent Rights. Unless otherwise set forth in a Licensed Patent Exhibit, Licensor shall have the sole right, but not the obligation, to prepare, file, prosecute, maintain, enforce and defend the Licensed Patents at Licensor’s sole cost and expense.

ARTICLE IV

CONFIDENTIALITY

Section 4.01                                Confidentiality. During the term of this Agreement, subject to Section 4.04 and except as contemplated by or otherwise provided in this Agreement, Abbott, on behalf of itself and each of the Abbott Affiliates, and AbbVie, on behalf of itself and each of the AbbVie Affiliates, agree to hold, and to cause their respective directors, officers, employees, agents, accountants, counsel and other advisors and representatives (each, a “Representative”) to hold, in strict confidence, with at least the same degree of care that applies to Abbott’s Confidential Information pursuant to policies in effect as of the Effective Time, all Confidential Information of the other Party (or its business) or its Affiliates (or their respective businesses) that is either in its possession (including Confidential Information in its possession prior to the Effective Time) or furnished by the other Party or the other Party’s Affiliates or their respective Representatives at any time pursuant to this Agreement, and shall not use any such Confidential Information other than for such purposes as may be expressly permitted hereunder or thereunder, except, in each case, to the extent that such Confidential Information has been: (i) in the public domain or generally available to the public, other than as a result of a disclosure by such Party or any of its Affiliates or any of their respective Representatives in violation of this Agreement; (ii) later lawfully acquired from other sources by such Party or any of its Affiliates, which sources are not themselves bound by a confidentiality obligation or other contractual, legal or fiduciary obligation of confidentiality with respect to such Confidential Information; or (iii) independently developed or generated without reference to or use of the respective Confidential Information of the other Party or any of its Affiliates. If any Confidential Information of one Party or any of its Affiliates is disclosed to another Party or any of its Affiliates in connection with providing services to such first Party or any of its Affiliates under this Agreement, then such disclosed Confidential Information shall be used only as required to perform such services.

Section 4.02                                No Release; Destruction. Each Party agrees not to release or disclose, or permit to be released or disclosed, any Confidential Information of the other Party or its Affiliates to any other Person, except to its Representatives who need to know such Confidential Information in their capacities as such, and except in compliance with Section 4.04. Without limiting the foregoing, when any Confidential Information furnished by the other Party after the Effective Time pursuant to this Agreement is no longer needed for the purposes contemplated by this Agreement, each Party shall, promptly after receiving a Notice from the disclosing Party, certify to the disclosing Party that it has destroyed such Confidential Information (and all copies thereof).

Section 4.03                                Third-Party Information; Privacy or Data Protection Laws. Each of Abbott and AbbVie acknowledges that it and its respective Affiliates may presently have and following the Effective Time may gain access to or possession of Confidential Information of, or personal information relating to, Third Parties (i) that was received under confidentiality or non-disclosure agreements entered into between such Third Parties, on the one hand, and the other Party or the other Party’s Affiliates, on the other hand, prior to the Effective Time; or (ii) that as between the two Parties was originally collected by the other Party or the other Party’s Affiliates and that may be subject to and protected by privacy, data protection or other applicable Laws. To the extent provided in this Agreement, each Party agrees that it shall hold, protect and use, and shall cause its Affiliates and its and their respective Representatives to hold, protect and use, in strict confidence the Confidential Information of, or personal Information relating to, Third Parties in accordance with privacy, data protection or other applicable Laws and the terms of any agreements that were either entered into prior to the Effective Date or affirmative commitments or representations that were made prior to the Effective Date by, between or among the other Party or the other Party’s Affiliates, on the one hand, and such Third Parties, on the other hand.

Section 4.04                                Protective Arrangements. In the event that either Party or any of its Affiliates is requested or required (by oral question, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) by any Governmental Authority or pursuant to applicable Law to disclose or provide any Confidential Information of the other Party or its Affiliates, such Party shall provide the other Party with Notice of such request or demand as promptly as practicable under the circumstances so that such other Party shall have an opportunity to seek an appropriate protective order, at such other Party’s cost and expense. In the event that such other Party fails to receive such appropriate protective order in a timely manner and the Party receiving the request or demand reasonably determines that its failure to disclose or provide such Confidential Information shall actually prejudice the Party receiving the request or demand, then the Party that received such request or demand may thereafter disclose or provide the Confidential Information to the extent required by such Law (as so advised by counsel) or by lawful process or such Governmental Authority.

ARTICLE V

DISPUTE RESOLUTION

Section 5.01                                Disputes.

(a)                                  Alternative Dispute Resolution Procedures. The Parties acknowledge that, from time to time after the Effective Time, a controversy, dispute or claim (a “Dispute”) may arise relating to either Party’s rights or obligations under this Agreement. The Parties agree that any such Dispute (whether arising in contract, tort or otherwise) arising out of or relating in any way to this Agreement (including the interpretation or validity of this Agreement) shall be resolved by the Alternative Dispute Resolution (“ADR”) provisions set forth in this Section 5.01 and in Schedule 5.01, the result of which shall be binding upon the Parties.

(i)                                     Notices. Prior to initiating an ADR proceeding, a Party first must send Notice to the other Party (A) describing the Dispute; and (B) requesting attempted resolution of the Dispute by good faith negotiations in accordance with Section 5.01(a)(ii).

(ii)                                  Negotiations. The CEOs or Presidents of each Party shall designate a group of no more than three (3) individuals (with representatives of each Party’s respective counsel not counting against such three (3) individual limit), to participate in good faith negotiations with a like group designated by the other Party aimed at resolving the Dispute. The respective groups shall meet in person to conduct good faith negotiations during the twenty one

(21) day period following receipt of the Notice. By mutual written consent, the Parties may extend the twenty one (21)-day period for conducting such negotiations. If the Parties fail to resolve the Dispute within the twenty one (21)-day period or the Parties fail to meet during such period, and the period is not extended by mutual written agreement, either Party may initiate an ADR proceeding as provided in Schedule 5.01.

(b)                                 Continuation of Services and Commitments. Unless otherwise agreed in writing, the Parties shall, and shall cause their respective Affiliates to, continue to honor all commitments under this Agreement to the extent required by this Agreement during the course of dispute resolution pursuant to the provisions of this Article V with respect to all matters under this Agreement, including those related to such Dispute.

ARTICLE VI

TERM

Section 6.01                             Term. This Agreement shall be effective as of the Effective Time and shall continue in full force and effect until terminated by an agreement in writing signed by each of the Parties, or until the last to expire Licensed Patent Exhibit expires pursuant to Section 6.02, whichever first occurs.

Section 6.02                             Expiration. On a Licensed Patent Exhibit-by-Licensed Patent Exhibit basis, upon expiration of the last to expire Licensed Patent in the applicable Licensed Patent Exhibit, such Licensed Patent Exhibit shall expire, but this Agreement and all other Licensed Patent Exhibits shall continue in full force and effect in accordance with their terms.

Section 6.03                             Termination by Licensee. On a Licensed Patent Exhibit-by-Licensed Patent Exhibit basis, Licensee may terminate this Agreement or one or more Licensed Patent Exhibits by delivering a Notice to Licensor.

Section 6.04                             Survival. Except as expressly set forth in this Agreement, the licenses, covenants and other agreements contained in Section 3.05, Section 3.08, ARTICLE IV (for the period set forth therein), ARTICLE V, Section 6.04 and ARTICLE VII and liability for the breach of any obligations contained herein, shall survive the expiration or termination of this Agreement and shall remain in full force and effect thereafter.

ARTICLE VII

MISCELLANEOUS

Section 7.01                             Counterparts; Entire Agreement; Corporate Power; Facsimile Signatures.

(a)                                 Counterparts and Signatures. This Agreement and each Licensed Patent Exhibit may be executed in one or more counterparts, all of which shall be considered one and the same agreement.

(b)                                 Entire Agreement. This Base Agreement, the Licensed Patent Exhibits hereto, the Separation Agreement and the exhibits, schedules and annexes hereto and thereto contain the entire agreement between the Parties with respect to the subject matter hereof, supersede all previous agreements, negotiations, discussions, writings, understandings, commitments and conversations with respect to such subject matter and there are no agreements or understandings between the Parties other than those set forth or referred to herein or therein. Notwithstanding any other provisions in this Agreement to the contrary, in the event and to the extent that there is a conflict between the provisions of this Agreement and the provisions of the Separation Agreement, the provisions of this Agreement shall control.

(c)                                  Corporate Power. Licensor represents on behalf of itself (and, to the extent applicable, each Licensor Affiliate) and Licensee represents on behalf of itself (and, to the extent applicable, each Licensee Affiliate) as follows:

(i)                                     each such Person has the requisite corporate or other power and authority and has taken all corporate or other action necessary in order to execute, deliver and perform this Agreement to consummate the transactions contemplated hereby; and

(ii)                                  this Agreement has been duly executed and delivered by it and constitutes a valid and binding agreement of it enforceable in accordance with the terms thereof.

(d)                                 Signatures and Delivery. Each Party acknowledges that it and the other Party may execute this Agreement by manual, stamp or mechanical signature, and that delivery of an executed counterpart of a signature page to this Agreement (whether executed by manual, stamp or mechanical signature) by facsimile or by email in portable document format (PDF) shall be effective as delivery of such executed counterpart of this Agreement. Each Party expressly adopts and confirms a stamp or mechanical signature (regardless of whether delivered in person, by mail, by courier, by facsimile or by email in portable document format (PDF)) made in its respective name as if it were a manual signature delivered in person, agrees that it shall not assert that any such signature or delivery is not adequate to bind such Party to the same extent as if it were signed manually and delivered in person and agrees that, at the reasonable request of the other Party at any time, it shall as promptly as reasonably practicable cause each such Agreement to be manually executed (any such execution to be as of the date of the initial date thereof) and delivered in person, by mail or by courier.

Section 7.02                             Governing Law. This Agreement shall be governed by and construed and interpreted in accordance with the Laws of the State of Delaware, irrespective of the choice of Laws and principles of the State of Delaware, as to all matters, including matters of validity, construction, effect, enforceability, performance and remedies; provided, that all questions concerning the construction or effect of patent applications and patents shall be determined in accordance with the laws of the country or other jurisdiction in which the particular patent application or patent has been filed or granted, as the case may be.

Section 7.03                             Assignability. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns; provided, however, that neither Party may assign its rights or delegate its obligations under this Agreement without the express prior written consent of the other Party hereto. Notwithstanding the foregoing, this

Agreement (except as may be otherwise provided in a Licensed Patent Exhibit) shall be assignable by a Party without the other Party’s prior written consent (a) in whole in connection with a Change of Control of a Party, or (b) in part, on a Licensed Patent-by-Licensed Patent basis, in connection with the sale, transfer or other divestiture of a Sold Business by a Party (but only to the extent the partially assigned license rights are reasonably related to and necessary for such Sold Business), and in either case so long as the resulting, surviving or transferee Person assumes all the obligations of the relevant Party thereto (i) pursuant to an agreement in form and substance reasonably satisfactory to the other Party or (ii) by operation of Law, provided that promptly following any such assignment by operation of Law, Licensee shall disclose in writing to Licensor the name and address of each such assignee, subject to the confidentiality obligations set forth herein. Nothing herein is intended to, or shall be construed to, prohibit either Party or any of its Affiliates from being party to or undertaking such Change of Control or divestiture transaction.

Section 7.04                             Third Party Beneficiaries. The provisions of this Agreement are solely for the benefit of the Parties and their respective Affiliates, after giving effect to the Distribution, and their permitted successors and assigns, and are not intended to confer upon any Person except the Parties and their respective Affiliates, after giving effect to the Distribution, and their permitted successors and assigns, any rights or remedies hereunder; and there are no other third-party beneficiaries of this Agreement and this Agreement shall not provide any Third Party with any remedy, claim, Liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement.

Section 7.05                             Notices. All Notices under this Base Agreement, and, to the extent applicable and unless otherwise provided therein, under each of the Licensed Patent Exhibits shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service, by facsimile or electronic transmission with receipt confirmed (followed by delivery of an original via overnight courier service) or by registered or certified mail (postage prepaid, return receipt requested) to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a Notice):

If to Abbott, to:

Abbott Laboratories
100 Abbott Park Road
Building AP6D, Dept. 364
Abbott Park, Illinois 60064-6020
Attn: General Counsel
Facsimile: (847) 938-6277

If to AbbVie to:

AbbVie Inc.
1 North Waukegan Road
North Chicago, Illinois 60064
Attn: General Counsel
Facsimile: [•]

Either Party may, by Notice to the other Party, change the address to which such Notices are to be given.

Section 7.06                             Severability. In the event that any one or more of the terms or provisions of this Agreement or the application thereof to any Person or circumstance is determined by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement, or the application of such term or provision to Persons or circumstances or in jurisdictions other than those as to which it has been determined to be invalid, illegal or unenforceable, and the Parties shall use their commercially reasonable efforts to substitute one or more valid, legal and enforceable terms or provisions into this Agreement which, insofar as practicable, implement the purposes and intent of the Parties. Any term or provision of this Agreement held invalid or unenforceable only in part, degree or within certain jurisdictions shall remain in full force and effect to the extent not held invalid or unenforceable to the extent consistent with the intent of the parties as reflected by this Agreement. To the extent permitted by applicable Law, each Party waives any term or provision of Law which renders any term or provision of this Agreement to be invalid, illegal or unenforceable in any respect.

Section 7.07                             Force Majeure. Neither Party shall be deemed in default of this Agreement or, unless otherwise expressly provided therein, any Licensed Patent Exhibit for failure to fulfill any obligation so long as and to the extent to which any delay or failure in the fulfillment of such obligations is prevented, frustrated, hindered or delayed as a consequence of circumstances of Force Majeure. In the event of any such excused delay, the time for performance shall be extended for a period equal to the time lost by reason of the delay. A Party claiming the benefit of this provision shall, as soon as reasonably practicable after the occurrence of any such event, (a) provide Notice to the other Party of the nature and extent of any such Force Majeure condition; and (b) use commercially reasonable efforts to remove any such causes and resume performance under this Agreement or any Licensed Patent Exhibit as soon as reasonably practicable.

Section 7.08                             No Set Off. Except as mutually agreed to in writing by the Parties, neither Party nor any of its Affiliates shall have any right of set off or other similar rights with respect to (a) any amounts received pursuant to this Agreement; or (b) any other amounts claimed to be owed to the other Party or any of its Affiliates arising out of this Agreement.

Section 7.09                             Responsibility for Expenses.

(a)                                 Expenses Incurred on or Prior to the Effective Time. Except as otherwise agreed to in writing by the Parties, all costs and expenses incurred on or prior to the Effective Time in connection with the preparation, execution, delivery and implementation of this Agreement and the consummation of the transactions contemplated hereby and thereby shall be charged to and paid by Abbott.

(b)                                 Expenses Incurred or Accrued After the Effective Time. Except as otherwise agreed to in writing by the Parties, each Party shall bear its own costs and expenses incurred or accrued after the Effective Time.

Section 7.10                             Headings. The Article, Section and Paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 7.11                             Waivers of Default. Waiver by either Party of any default by the other Party of any provision of this Agreement or any Licensed Patent Exhibit shall not be deemed a waiver by the waiving Party of any subsequent or other default, nor shall it prejudice the rights of the waiving Party.

Section 7.12                             Amendments. No provisions of this Agreement or any Licensed Patent Exhibit shall be deemed amended, supplemented or modified unless such amendment, supplement or modification is in writing and signed by an authorized representative of each Party or its relevant Affiliates, as the case may be. No provisions of this Agreement or any Licensed Patent Exhibit shall be deemed waived unless such waiver is in writing and signed by the authorized representative of the Party or relevant Affiliate against whom it is sought to be enforced.

Section 7.13                             Interpretation. Words in the singular shall be deemed to include the plural and vice versa and words of one gender shall be deemed to include the other genders as the context requires. The terms “hereof,” “herein,” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including all of the Schedules and Exhibits hereto) and not to any particular provision of this Agreement. Article, Section, Exhibit and Schedule references are to the Articles, Sections, Exhibits, and Schedules to this Agreement unless otherwise specified. Unless otherwise stated, all references to any agreement shall be deemed to include the exhibits, schedules and annexes to such agreement. The word “including” and words of similar import when used in this Agreement shall mean “including, without limitation,” unless the context otherwise requires or unless otherwise specified. The word “or” shall not be exclusive. Unless otherwise specified in a particular case, the word “days” refers to calendar days. References herein to this Agreement shall be deemed to refer to this Agreement as of the Effective Time and as it may be amended thereafter, unless otherwise specified. References to the performance, discharge or fulfillment of any Liability in accordance with its terms shall have meaning only to the extent such Liability has terms. If the Liability does not have terms, the reference shall mean performance, discharge or fulfillment of such Liability.

Section 7.14                             Public Announcements. From and after the Effective Time, neither Party will issue any press release or other public statements with respect to the transactions contemplated by this Agreement without the other Party’s prior written consent, except as may be required by applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchange or national securities quotation system.

Section 7.15                             Specific Performance. Subject to the provisions of Article V, in the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement, the Party or Parties who are or are to be thereby aggrieved shall have the right to specific performance and injunctive or other equitable relief (on an interim or permanent basis) of its rights under this Agreement, in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative. The Parties agree that the remedies at law for any breach or threatened breach, including monetary damages, may be inadequate compensation for any loss and that any defense in any proceeding for specific performance that a remedy at Law would be adequate is waived.

Section 7.16                             Mutual Drafting. This Agreement shall be deemed to be the joint work product of the Parties and any rule of construction that a document shall be interpreted or construed against a drafter of such document shall not be applicable.

Section 7.17                             Export Control. This Agreement is made subject to any restrictions concerning the export of products or technical information from the United States or other countries that may be imposed on the Parties from time to time. Each Party agrees that it will not export, directly or indirectly, any technical information acquired from the other Party under this Agreement or any products using such technical information to a location or in a manner that at the time of export requires an export license or other governmental approval, without first obtaining the written consent to do so from the appropriate agency or other governmental entity in accordance with applicable Law.

* * * * *

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives.

ABBOTT LABORATORIES		ABBVIE INC.

By:		By:
	Name:		Name:
	Title:		Title: